SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): March 10, 2004

                          THE SPORTS CLUB COMPANY, INC.
           -----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                 --------------
                 (State or Other Jurisdiction of Incorporation)


         1-13290                                        95-4479735
         ----------                                   --------------
(Commission File Number)                  (IRS Employer Identification Number)


                     11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025
                      -------------------------------------
                    (Address of Principal Executive Offices)

                  Registrant's telephone number, including area
                               code: 310-479-5200

                                 Not Applicable
             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                           Index of Exhibits on Page 4



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Item 5. Other Events and Regulation FD Disclosure

     On March 16, 2004, the Company announced that D. Michael Talla, founder and Chairman of the Board had relinquished his position as Co-Chief Executive Officer.

     On March 12, 2004, the Company completed a $6,500,000 private placement of a newly created series of preferred stock. The entire offering was purchased by Rex A. Licklider, affiliates of Kayne Anderson Capital Advisors, and affiliates of Millennium Entertainment Partners, three of the Company's existing shareholders. The proceeds of the offering will be used to make the Company's current $5.6 million interest payment on its Senior Secured Notes with the balance to be added to working capital.

     The private placement involved the issuance and sale of 65,000 shares of $0.01 par value Series D Convertible Preferred Stock (the "Series D Preferred") at a price of $100 per share. The Series D Preferred may, at the option of the holders, be converted into 3,250,000 shares of Common Stock at a rate of $2.00 per share (subject to adjustment under certain circumstances); entitles each holder to one vote for each share of Common Stock into which such Series D Preferred is convertible; and provides for the payment of dividends at an annual rate of $9.00 per share. Dividends are cumulative, do not accrue interest and, at the Company's option, may be paid in additional shares of Series D Preferred. In addition, Millennium, or its affiliates are entitled to designate two directors (at least one of whom must be independent), and the other two holders are each entitled to designate one director, to serve on the Company's Board of Directors.

     On March 10, 2004, the Special Committee of the Board of Directors (the "Special Committee") which was created to address a proposal in which one or more of the principal Shareholders might participate, approved an amendment (the "Amendment") to the Company's Rights Agreement adopted on September 29, 1998, as amended by (a) First Amendment to Rights Agreement dated as of February 18, 1999, (b) Second Amendment to Rights Agreement dated as of July 2, 1999, (c)
Third Amendment to Rights Agreement dated as of April 27, 2000, (d) Fourth Amendment to Rights Agreement dated as of June 27, 2001, (e) Fifth Amendment to Rights Agreement dated as of September 6, 2002, (f) Sixth Amendment to Rights Agreement dated as of March 5, 2003, (g) Seventh Amendment to Rights Agreement dated as of April 14, 2003, (h) Eighth Amendment to Rights Agreement dated as of May 30, 2003, (i) Ninth Amendment to Rights Agreement dated as of July 30, 2003,
(j) Tenth Amendment to Rights Agreement dated as of September 30, 2003, (k) Eleventh Amendment to Rights Agreement dated as of November 25, 2003, and (l) Twelfth Amendment to Rights Agreement dated as of March 4, 2004 (as so amended, the "Rights Agreement"). The Amendment provides that the Rights Agreement will not be triggered as a result of the acquisition of any shares of Common Stock issued to any Series D Preferred Stockholder upon conversion of any Series D Preferred shares.

     On March 9, 2004, we amended our Indenture agreement that was entered into on April 1, 1999. The amendment stated that the consummation of the Series D Preferred

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Stock sale would not be deemed to be a Change of Control under the Indenture and the terms of the Indenture that prescribe the respective rights and obligations of the Company and the noteholders upon the occurrence of a Change of Control were waived.

     All statements in this report other than statements of historical fact are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in this report. The forward looking statements speak only as of the date of this report, and the Company expressly disclaims any obligation to release publicly any update or revision to any forward looking statement contained herein if there are changes in the Company's expectations or in any events, conditions or circumstances on which any such forward looking statement is based.



                  [Remainder of Page Intentionally Left Blank]



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Item 7. Financial Statements and Exhibits


(a)  Financial Statements

     Not Applicable


(b)  Pro Forma Financial Information

     Not Applicable


(c)  Exhibits

     99.1 Press Release dated March 16, 2004, "The Sports Club Company Announces
D. Michael Talla, Founder and Chairman of the Board, Will Relinquish Co-Chief Executive Officer Position."

     99.2 Press Release dated March 16, 2004, " The Sports Club Company Completes $6.5 Million Private Placement."

     99.3 Certificate of Designation of Series D Convertible Preferred Stock of the Registrant.

     99.4 Investors' Rights Agreement made as of March 10, 2004, by and among Registrant and the holders of the Series D Convertible Preferred Stock.

     99.5 Preferred Stock Purchase Agreement made as of March 10, 2004 by and among Registrant and the holders of the Series D Convertible Preferred Stock.

     99.6 Consent Letter dated March 10, 2004 by holders of the Series B Convertible Preferred Stock.

     99.7 Consent Letter dated March 10, 2004 by holders of the Series C Convertible Preferred Stock.

     99.8 Supplemental Indenture made as of March 9, 2004, by and between Registrant and U.S. Bank National Association, as Trustee.

     99.9 Thirteenth Amendment to Rights Agreement entered into as of March 10, 2004, between the Registrant and American Stock Transfer & Trust Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 17, 2004                       THE SPORTS CLUB COMPANY, INC.


                                            By:    /s/  Timothy M. O'Brien
                                                -------------------------------
                                                        Timothy M. O'Brien
                                                        Chief Financial Officer




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


                                                                   Exhibit 99.1

                                  NEWS RELEASE


For Immediate Release                              CONTACT: Rex A. Licklider
                                                   Co-Chief Executive Officer
                                                   The Sports Club Company, Inc.
                                                   (310) 479-5200


                        THE SPORTS CLUB COMPANY ANNOUNCES
              D. MICHAEL TALLA, FOUNDER AND CHAIRMAN OF THE BOARD,
               WILL RELINQUISH CO-CHIEF EXECUTIVE OFFICER POSITION



LOS ANGELES, CA (March 16, 2004) - The Sports Club Company, Inc. (AMEX:SCY) announced today that D. Michael Talla, Founder and Chairman of the Board, has relinquished his responsibilities as Co-Chief Executive Officer in order to devote more time to his outside real estate activities. Rex A. Licklider, Co-Chief Executive Officer, will assume the position of Chief Executive Officer.

Mr. Talla noted that he had been working closely with the Board of Directors to ensure that a qualified succession team was in place. The Board appointed Mr. Licklider as Co-Chief Executive Officer in 2000 and last year Philip Swain was promoted to the position of President and Chief Operating Officer. "I believe in the future of The Sports Club Company and am proud to have played a role in directing it into a national operator recognized as the leader in the fitness industry. I will continue as one of the Company's strongest supporters as a Board member and major shareholder," commented Mr. Talla.

Mr. Licklider praised Mr. Talla's twenty-five years of leadership, noting that Mr. Talla's vision and business judgment were instrumental in establishing the Company as the premier operator of luxury sports and fitness clubs. "Michael will continue to be an invaluable advisor to the Company and a key member of our Board of Directors."


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



This press release contains forward-looking statements under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements include the words "will," "expects," "anticipates," "believes," "estimates," "intends," "plans" and similar expressions. Such forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that could cause actual results to be materially different from those currently anticipated. Such factors are outlined in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Sports Club Company, based in Los Angeles, California, currently owns and operates ten luxury sports and fitness complexes nationwide, including its flagship property The Sports Club/LA in Los Angeles.

                                       ###




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                                                                   Exhibit 99.2
                                  NEWS RELEASE


For Immediate Release                              CONTACT: Rex A. Licklider
                                                   Chief Executive Officer
                                                   The Sports Club Company, Inc.
                                                   (310) 479-5200


                        THE SPORTS CLUB COMPANY COMPLETES
                         $6.5 MILLION PRIVATE PLACEMENT



LOS ANGELES, CA (March 16, 2004) - The Sports Club Company, Inc. (AMEX:SCY) today announced the completion of a $6,500,000 private placement of a newly created class of preferred stock. The entire offering was purchased by Rex A. Licklider, affiliates of Kayne Anderson Capital Advisors, and affiliates of Millennium Entertainment Partners, three of the Company's major stockholders.

Mr. Licklider stated, "The proceeds of this offering are being used to make the $5.6 million interest payment on our Senior Secured Notes, with the balance to be added to working capital. The participation by three of the major stockholders demonstrates our belief in the long-term growth of the Company."

The terms of the private placement call for the issuance of 65,000 shares of $0.01 par value Series D Convertible Preferred Stock (the "Series D Preferred") at a price of $100 per share. The Series D Preferred may, at the option of the holders, be converted into 3,250,000 shares of Common Stock at a rate of $2.00 per share (subject to adjustment under certain circumstances); entitles each holder to one vote for each share of Common Stock into which such Series D could then be converted; and provides for the payment of dividends at an annual rate of $9.00 per share. Dividends are cumulative, do not accrue interest and, at the Company's option, may be paid in additional shares of Series D Preferred.

This press release contains forward-looking statements under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements include the words "will," "expects," "anticipates," "believes," "estimates," "intends," "plans" and similar expressions. Such forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that could cause actual results to be materially different from those currently anticipated. Such factors are outlined in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Sports Club Company, based in Los Angeles, California, currently owns and operates ten luxury sports and fitness complexes nationwide, including its flagship property The Sports Club/LA in Los Angeles.

                                       ###

                                                                   Exhibit 99.3

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                          THE SPORTS CLUB COMPANY, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     THE SPORTS CLUB COMPANY, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies that pursuant to the provisions of Sections 141 and 151 of the GCL, the Board of Directors of the Corporation (the "Board"), at a duly noticed meeting thereof held on March 4, 2004, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

     WHEREAS, the Board is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to fix and amend by resolution or resolutions the designation of each series of Preferred Stock (the "Preferred Stock"), and the rights, powers, preferences, qualifications, limitations and restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board under the GCL; and

     WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series:

     NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such number and series of Preferred Stock on the terms and with the provisions herein set forth:

     1. Designation, Number of Shares, Par Value and Ranking. The shares of the series of Preferred Stock authorized by this resolution shall be designated as "Series D Convertible Preferred Stock" ("Series D Preferred"). The number of shares initially constituting the Series D Preferred shall be 100,000, $0.01 par value per share. The Series D Preferred shall, with respect to dividend rights and rights on liquidation, winding up, and dissolution, rank senior to all series and classes of the common stock of the Corporation (the "Common Stock"), to the Series B Convertible Preferred Stock of the Corporation ("Series B Preferred"), and to the Series C Convertible Preferred Stock of the Corporation ("Series C Preferred"). Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in the Corporation's Certificate of Incorporation

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("Protective Provisions"), but notwithstanding any other rights of the Preferred
Stock  or  any  series  thereof,   the  rights,   privileges,   preferences  and
restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock (including the Series D Preferred, subject to compliance with Section 7 hereof). Subject to compliance with applicable Protective Provisions, and subject to the consent of the holders of 85% of the then outstanding Series D Preferred, the Board is also authorized to increase or decrease the number of shares of Series D Preferred, but not below the number of shares of such series then outstanding. In case the number of shares of Series D Preferred shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     2. Dividend Rights.

          a) Subject to the rights of holders of all classes of stock (issued in compliance with Section 7 hereof, if applicable) at the time outstanding having prior rights as to dividends, the holders of the Series D Preferred shall be entitled to receive, when and as declared by the Board, out of any assets of the Corporation legally available therefor, dividends at an annual rate (the "Dividend Rate") of $9.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable quarterly in arrears on each March 31, June 30, September 30 and December 31, as declared by the Board. Dividends on the Series D Preferred, whether or not declared, shall be cumulative but shall not accrue interest. The Corporation shall not pay any dividend to the holders of the Common Stock, the Series B Preferred or the Series C Preferred during any fiscal year of the Corporation until it has paid all cumulative but unpaid dividends at the Dividend Rate to the holders of the Series D Preferred for such fiscal year and any prior years.

          b) At the option of the Corporation, dividends may be paid in shares of Series D Preferred. If the Corporation pays a dividend in shares of Series D Preferred, the number of such shares to be issued to each holder of Series D Preferred shall equal the dollar amount of the cash dividend that would be otherwise payable in accordance with Section 2(a), divided by the Original Series D Issue Price (as defined below). No fractional shares shall be issued, and the Corporation may round the number of shares of Series D Preferred payable in lieu of a cash dividend down to the nearest whole share.

          c) Subject to the other terms and conditions of this Section 2, if, at the time any shares of the Series D Preferred are converted into Common Stock pursuant to Section 4 hereof there are any accrued or declared but unpaid dividends on such shares, the Corporation shall, at its option, pay such unpaid dividends in cash or in shares of Series D Preferred in accordance with Section 2(b) hereof. Such dividends shall be paid at the time certificates evidencing the Common Stock are issued to holders of the Series D Preferred in accordance with Section 4(c) hereof.

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




     3. Liquidation Preference.

          a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the rights of the holders of any other series of Preferred Stock that may from time to time come into existence, the holders of Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Series B Preferred, Series C Preferred or Common Stock by reason of their ownership thereof, an amount equal to $100.00 for each outstanding share of Series D Preferred (the "Original Series D Issue Price"), plus all accrued or declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds distributed among the holders of the Series D Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of holders of any other series of Preferred Stock that may from time to time come into existence (in compliance with Section 7, if applicable), the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred in proportion to the amount of such stock owned by each such holder.

          b) Upon the completion of the distribution required by Section 3(a) and any other distribution that may be required with respect to any other series of Preferred Stock that may from time to time exist or come into existence, any remaining assets of the Corporation shall be distributed ratably to the holders of the Common Stock only, and the Series D Preferred shall have no right to participate in any such distribution.

          c) i) For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger (x) effected exclusively for the purpose of changing the domicile of the Corporation, or (y) between the Corporation and any majority-owned subsidiary which can be merged with or into the Corporation through a statutory short-form merger under applicable corporate law); or (B) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise), hold at least 50% of the voting power of the surviving or acquiring entity. Notwithstanding the foregoing, any transaction (or series of related transactions) after which the Corporation is no longer subject to the reporting requirements under applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any similar successor statute, shall be treated as a liquidation for purposes of this Section 3.

               ii) If, upon the consummation of any such transaction, the consideration to be received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities to be received by the Corporation shall be valued as follows:

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          (A)  Securities  not  subject to  investment  letter or other  similar restrictions on free marketability:

          (1) If traded on a securities exchange or through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30)-day period ending three
     (3) days prior to the closing;

          (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30)-day period ending three (3) days prior to the closing; and

          (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

          (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

               (iii) In the event the requirements of this Section 3(c) are not complied with, the Corporation shall forthwith either:

          (A) cause such closing to be postponed until such time as the requirements of this Section 3 have been complied with; or

          (B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series D Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 3(c)(iv) hereof.

               (iv) The Corporation shall give each holder of record of Series D Preferred written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

     4. Conversion. The holders of the Series D Preferred shall have conversion rights as follows (the "Conversion Rights"):

          (a) Rights. Each share of Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $100.00 by the Conversion Price (as hereinafter defined) in effect on the date the certificate is surrendered for conversion. The initial "Conversion Price" per share of Series D Preferred shall be $2.00, subject to adjustment as set forth in Section 4(d).

          (b) Automatic Conversion. Each share of Series D Preferred shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect (i) upon the Corporation's obtaining the vote or consent to such conversion of at least 85% of the then outstanding shares of Series D Preferred, voting as a class, (ii) upon the consummation of a Qualified Secondary Offering (as hereinafter defined), or (iii) if the closing price of the Common Stock on the AMEX, another national securities exchange, or NASDAQ-NMS for a period of thirty (30) consecutive trading days, either (A) during the twelve (12) month period commencing on the Purchase Date (as defined herein) exceeds $4.00 per share or (B) at any time after such twelve (12)-month period exceeds $6.00 per share; provided, however, that no conversion of the Series D Preferred shall occur pursuant to clause (iii) unless an aggregate of at least 150,000 shares of Common Stock have been traded during such applicable thirty (30)-day period. "Qualified Secondary Offering" means a firm commitment underwritten public offering, led by a nationally recognized investment banking firm, of shares of Common Stock in which the gross cash proceeds to the Corporation exceed $50,000,000 (before deduction of underwriters' commissions, filing fees and other offering expenses), and the price per share is at least equal to $5.00 per share (which price shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, reclassification, recapitalization or other similar event involving the Corporation's securities). The provisions of clauses (ii) and
     (iii) of this Section 4(b) shall not apply to cause an automatic conversion in the event that the automatic conversion would result in a limitation of the issuance of Common Stock by reason of the application of Section 9.

          (c) Mechanics of Conversion. Before any holder of Series D Preferred shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series D
     Preferred and shall give written notice to the Corporation, at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common

     Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date.

          (d)  Conversion  Price  Adjustments  of  Preferred  Stock for  Certain
     Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series D Preferred shall be subject to adjustment from time to time as follows:

                    (i) (A) If the Corporation shall issue,  after the date upon which any shares of Series D Preferred were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series D Preferred in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series D Preferred in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Series D Preferred and all other convertible securities had been fully converted, and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised, immediately prior to such issuance (and the resulting securities were fully converted into shares of Common Stock, if so convertible) as of such date. For purposes of adjusting the Conversion Price of the Series D Preferred, the grant, issue or sale of Additional Stock consisting of the same class of security and warrants to purchase such security issued or issuable at the same price at two or more closings held within a six (6)-month period shall be aggregated and shall be treated as one sale of Additional Stock occurring on the earliest date on which such securities were granted, issued or sold.

          (B) No adjustment of the Conversion Price for the Series D Preferred shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

          (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

          (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

          (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i) and Section 4(d)(ii):

               (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

               (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities, options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(d)(i)(C) and 4(d)(i)(D)).

               (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series D Preferred, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

          (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series D Preferred, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (prior to such expiration or termination), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

          (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and
     (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 4(d)(i)(E)(3) or (4).

               (ii) Anything herein to the contrary notwithstanding, "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E), by the Corporation after the Purchase Date other than:

                    (A) Common Stock issued pursuant to a transaction  described in Section 4(d)(iii) hereof;

                    (B) up to  4,800,000  shares of  Common  Stock  issuable  or issued to employees, consultants, officers, directors or vendors (if in transactions with primarily non-financing purposes) of the Corporation directly, in connection with the Corporation's 401(k) plan or pursuant to a stock option, stock purchase or restricted stock plan, in each case approved by the Board;

                    (C) Common Stock  issued on  conversion  of the  outstanding shares of the Series B Preferred, the Series C Preferred or the Series D Preferred, or as stock dividends in respect of any such securities;

                    (D) Common Stock (or warrants,  options or other convertible securities entitling the holder to acquire Common Stock) issued to guarantors of the Corporation's indebtedness, or to lenders, financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, but only if such Common Stock (or warrants, options or other convertible securities entitling the holder to acquire Common Stock) is issued at no less than "Market Price" (for purposes of this Section 4(d)(ii)(D), "Market Price" shall be the average of the closing prices of the Common Stock on the American Stock Exchange or such other principal market on which the Common Stock is then traded for the thirty
               (30) trading days preceding the date on which the applicable securities are issuable); or

                    (E) Common Stock issued pursuant to options, warrants, notes or other rights to acquire securities of the Corporation that are outstanding on the Purchase Date.

          (iii) If the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series D Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents (with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E)).

          (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series D Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (v) Notwithstanding the foregoing, any adjustment in the Conversion Price for the Series D Preferred shall be subject to the prior approval of the American Stock Exchange.

          (e) Other Distributions. If the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iii), then, in each such case for the purpose of this Section 4(e), the holders of the Series D Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series D Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

          (f)  Recapitalizations.  If, at any time or from  time to time,  there shall
     be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2), provision shall be made so that the holders of the Series D Preferred shall thereafter be entitled to receive, upon conversion of the Series D Preferred, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series D Preferred after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series D Preferred) shall be applicable after that event to the extent reasonably practicable.

          (g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred against impairment.

          (h) No Fractional Shares and Certificate as to Adjustments.

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series D Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. If such number of shares of Common Stock to be issued is rounded down so as to result in unissued fractional shares, the Corporation shall pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions is determined. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price (or the number of shares of Common Stock issuable upon conversion) of Series D Preferred pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based within thirty (30) days of such adjustment or readjustment. The Corporation shall, upon the written request at any time of any holder of Series D Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and
          (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred.

          (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series D Preferred, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred pursuant to the terms hereof; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation's Certificate of Incorporation.

          (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of the Series D Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

     5. Redemption.

          (a) Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence (in compliance with Section 7 hereof, if applicable) and subject to applicable law, the Corporation may, at any time after the sixth anniversary of the Purchase Date, at the option of the Board, redeem in whole or in part the Series D Preferred by paying in cash therefor a sum per share equal to $100.00, together with all accrued but unpaid dividends with respect to such shares to and including the Redemption Date (such total amount is hereafter referred to as the "Redemption Price"). In the event of any redemption of only a part of the then outstanding Series D Preferred, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder thereof.

          (b) Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence (in compliance with Section 7 hereof, if applicable), at least thirty (30) but no more than sixty (60) days prior to the date fixed for any redemption of the Series D Preferred (the "Redemption Date"), notice shall be mailed, first class, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series D Preferred to be redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice, or if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in Section 5(d) below, on or after the Redemption Date, each holder of Series D Preferred to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (c) From and after the Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of the holders of such shares as holders of Series D Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence (in compliance with Section 7 hereof, if applicable), if the funds of the Corporation legally available for redemption of shares of Series D Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series D Preferred to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed. The shares of Series D Preferred not redeemed shall remain outstanding and entitled to all of the rights and preferences provided herein. Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence (in compliance with Section 7 hereof, if applicable), at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series D Preferred, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          (d) Subject to the rights of holders of any other series of Preferred Stock which may from time to time come into existence (in compliance with Section 7 hereof, if applicable), not less than three (3) days prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Series D Preferred designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of

     $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price to the holders of the Series D Preferred upon surrender of their certificates. Any monies deposited by the Corporation pursuant to this
     Section 5(d) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 4 hereof no later than the close of business on the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Section 5(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall thereafter be returned to the Corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series D Preferred and payment of any bond requested by the Corporation, to receive such monies but without interest from the Redemption Date.

     6. Voting Rights. The holder of each share of Series D Preferred shall have the right to one vote for each share of Common Stock into which such Series D Preferred could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any contrary provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted, and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series D Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half and greater being rounded upward). Notwithstanding the foregoing, the number of votes for each share of Series D Preferred shall exclude Common Stock into which such shares of Series D Preferred could be converted in excess of 50 shares of Common Stock per share of Series D Preferred, to the extent that such additional shares result from the application of Section 4(d)(i).

     7. Protective Provisions. So long as the number of shares of Series D Preferred which are issued and outstanding constitute at least 15% of the Series D Preferred issued on the Purchase Date, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 85% of the then outstanding shares of Series D
Preferred:

          (a) alter or change the rights, preferences or privileges of the shares of Series D Preferred so as to materially and adversely affect such shares;

          (b) authorize, create or issue a senior or pari passu class of Preferred Stock;

          (c) issue more than 65,000 shares of Series D Preferred, except as dividends on outstanding shares of Series D Preferred as contemplated by
     Section 2(b) hereof;

          (d) amend the Corporation's Certificate of Incorporation or Bylaws so as to materially and adversely affect the shares of Series D Preferred; or

          (e) change the Corporation's principal line of business.

     8. Status of Converted or Redeemed Stock. In the event any shares of Series D Preferred shall be converted pursuant to Section 4 hereof or redeemed pursuant to Section 5 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     9. Shareholder Vote. Anything herein to the contrary notwithstanding, unless the Corporation shall have obtained the prior approval of its shareholders at a meeting thereof duly noticed and held in accordance with applicable law, the Corporation shall not issue shares of Common Stock to the holder or holders of the Series D Preferred, whether upon conversion of the Series D Preferred pursuant to Section 4 hereof or otherwise (a "Stock Issuance"), if the aggregate number of shares of Common Stock (a) which shall have previously been issued in connection with a Stock Issuance, and (b) which are proposed to be issued at any time and from time to time, shall exceed 19.9% (the "Threshold Amount") of the aggregate number of shares of Common Stock which is issued and outstanding as of the Purchase Date. For purposes of this Section 9, in calculating the aggregate number of shares of Common Stock that is outstanding on the Purchase Date, only shares that are actually issued and outstanding on such date shall be considered. The Corporation shall use its best efforts to obtain such approval of its shareholders as promptly as practicable after the Purchase Date.

     10. Rights Under Rights Agreement. Reference is made to that certain Rights Agreement dated as of October 6, 1998 by and between the Corporation and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent"), as amended from time to time (the "Rights Agreement"). If, pursuant to the terms of the Rights Agreement, the Corporation shall at any time be obligated to cause the Rights Agent to deliver Right Certificates to holders of Common Stock, each holder of the Series D Preferred shall be entitled to receive a Right Certificate representing one Right (as defined in the Rights Agreement) for each share of Common Stock into which such Series D Preferred could then be converted, such Right Certificate to be delivered concurrently with the delivery of Right Certificates to the holders of Common Stock, whether or not such holder of the Series D Preferred shall have exercised his, her or its conversion rights hereunder at such time. Notwithstanding the foregoing, in no event shall a holder of Series D Preferred be eligible to receive a Right Certificate pursuant to the terms hereof and the Rights Agreement if such holder is a "28% Stockholder" or its "Affiliate" or "Associate" on the "Distribution Date" (as those terms are defined in the Rights Agreement). Any determination made by the Board as to whether any Common Stock is or was "Beneficially Owned" (as defined in the Rights Agreement) at any time by a 28% Stockholder, or any of its Affiliates or Associates, shall be conclusive and binding upon holders of the Rights (as well as holders of the Series D Preferred).

     11. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series D Preferred shall not have any preferences or rights other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) and in the Corporation's Certificate of Incorporation.

     12. Headings. The headings of the various Sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     13. Severability of Provisions. If any right, preference or limitation of the Series D Preferred set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation.

     IN WITNESS WHEREOF, The Sports Club Company, Inc. has caused this certificate to be executed by an authorized officer this 8th day of March, 2004.


                                         By:         /s/ Timothy O'Brien
                                                     --------------------------
                                         Name:       Timothy O'Brien
                                         Title:      Chief Financial Officer


Attest:


/s/ Lois Barberio
-----------------------------------
Lois Barberio, Secretary

                                                                   Exhibit 99.4

                           INVESTORS' RIGHTS AGREEMENT

     THIS INVESTORS' RIGHTS AGREEMENT is made as of the 10th day of March, 2004 (the "Agreement"), by and among The Sports Club Company, Inc., a Delaware corporation (the "Company"), and the holders of Series D Convertible Preferred Stock (the "Series D Preferred") of the Company listed on Schedule A hereto, each of which is herein referred to individually as an "Investor" and collectively as the "Investors."

                                    RECITALS

     WHEREAS, the Company and the Investors are parties to the Preferred Stock Purchase Agreement of even date herewith (the "Series D Agreement");

     WHEREAS, in order to induce the Company to enter into the Series D Agreement and to induce the Investors to invest funds in the Company pursuant to the Series D Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and with respect to certain other matters as set forth herein;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms not defined herein shall have the meaning ascribed to each term in the Series D Agreement or in the Certificate of Designation for the Series D Preferred.

     1.1. "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder of the Company solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Affiliates of Kayne expressly include Kayne Anderson Capital Advisors, L.P., Richard Kayne, Howard Zelikow and David Shladovsky. Affiliates of Millennium expressly include Millennium Partners LLC, Millennium Entertainment Partners
L.P., MDP Ventures I, LLC, Millennium Development Partners II, LLC and Millennium Investment Partners L.P.

     1.2. "Board" means the Board of Directors of the Company.

     1.3. "Commission" means the Securities and Exchange Commission.

     1.4. "Common Stock" means common stock of the Company, par value $.01 per share.

     1.5. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

     1.6. "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 9 hereof.

     1.7. "Independent Director" means a director who (i) is not an officer of the Company, (ii) in the view of the Board, is free of any relationship that would interfere with the exercise of independent judgment, and (iii) is not proscribed by the provisions set forth at Sections 121A(a), (b), (c), (d) and
(e) of the Listing Standards, Policies and Requirements of the American Stock Exchange.

     1.8. "Kayne" means Arbco Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P. and Kayne Anderson Select Investments A, L.P.

     1.9. "Licklider" means Rex A. Licklider individually and as Trustee of the Licklider Living Trust dated May 2, 1986, as Amended and Restated as of April 26, 1994, as such Trust may be further amended.

     1.10. "Millennium" means MDP Ventures II, LLC.

     1.11. "Ownership Threshold" for each of Licklider, Millennium or Kayne means ownership by them or their Affiliates of an amount of Common Stock of the Company (including Preferred Stock on an as converted basis) at least equal to
(i) 50% of the aggregate number of shares of Common Stock of the Company (including Preferred Stock on an as-converted basis) held by such Person or their Affiliates immediately after the Closing of the issuance of Series D Preferred under the Series D Agreement and (ii) 10% of the issued and outstanding Common Stock of the Company on a fully diluted basis (including Preferred Stock or other securities on an as converted basis and including options, warrants and the like (except for "out of the money" employee stock options on an as exercised basis).

     1.12. "Person" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization or a government or agency or political subdivision thereof.

     1.13. "Prospectus" means the prospectus included in the Registration Statement, as amended or supplemented, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

     1.14. "Registrable Shares" means the Common Stock issued or issuable upon conversion of the Series D Convertible Preferred Stock, including any shares of Series D Convertible Preferred Stock issued in lieu of cash dividends, any Common Stock of the

Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced above; provided, however, that a share of Common Stock shall cease to be a Registrable Share for purposes of this Agreement when it no longer is a Restricted Security.

     1.15. "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement including, without limitation,
(i) all Commission and stock exchange or National Association of Securities Dealers registration and filing fees; (ii) all fees and expenses of complying with securities or blue sky laws; (iii) all printing, messenger and delivery expenses; (iv) the fees and disbursements of counsel for the Company and of its independent public accountants; and (v) the reasonable fees and disbursements of one counsel for the selling Holders not to exceed $10,000; but excluding underwriting discounts and commissions and transfer taxes, if any.

     1.16. "Registration Statement" means a registration statement of the Company filed under the Securities Act providing for the registration of, and the sale by the Holders of, Registrable Shares, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.

     1.17. "Restricted Security" means any Registrable Share, except any such share that (i) has been registered pursuant to an effective Registration Statement under the Securities Act and sold in a manner contemplated by the Prospectus, or (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto).

     1.18. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

     2. Demand Registration

     2.1. At any time the Holders of a majority of the then outstanding Registrable Shares (the "Initiating Holders") may make one (1) written request for the registration under the Securities Act of all or part of their Registrable Shares (a "Demand Registration") and the Company shall use its best efforts to effect such Demand Registration. Any request for a Demand
Registration shall specify the aggregate number of the Registrable Shares proposed to be sold and shall also specify the intended method of disposition thereof (the "Demand Notice"). Within ten (10) days after receipt of such Demand Notice, the Company will give written notice of such Demand Notice to all Holders, and the Company will include in such Demand Registration all Registrable Shares with respect to which the Company has received a written request for inclusion therein within twenty (20) business days after the receipt by the applicable Holder of the Company's notice. Each such request shall also specify the aggregate number of Registrable Shares to be registered by each Holder who delivered such request and the intended method of disposition thereof.

     2.2. Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of a Registration Statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

     2.3. Any other Person entitled to participate in a Demand Registration (an "Other Shareholder") and the Company shall be permitted to register equity securities of the Company in any Demand Registration or to participate in the public offering, but only as provided in this Section 2.3, by requesting that securities of the same class as the Registrable Shares be included in the Demand Registration for sale in the public offering on the following terms and conditions:

     2.3(a) Each such Other Shareholder and/or the Company must give written notice of such election to the Initiating Holders within twenty (20) days of the date the Demand Notice was received by the Company, such notice to specify the number of shares proposed to be sold by each Other Shareholder and/or the Company in the public offering (the "Other Shares");

     2.3(b) Each such Other Shareholder and/or the Company must agree to sell such Other Shares on the same basis provided in the underwriting arrangements, if any, approved by the Initiating Holders and to complete and execute in a timely manner all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the Commission or by any state securities regulatory body;

     2.3(c) If the managing underwriter of the public offering determines that inclusion of all or any portion of the Other Shares in the public offering would adversely affect the marketability of the Registrable Shares to be sold in the public offering, the number of Other Shares that may be sold by each Other Shareholder and/or the Company in the public offering shall be limited to such number of Other Shares that the managing underwriter determines may be included therein without such an adverse affect. In such event, the number of Other Shares that may be sold in the public offering shall be allocated pro rata among each Other Shareholder and the Company based upon the respective number of Other Shares sought to be included in such public offering; and

     2.3(d) If any Other Shareholder and/or the Company desires to withdraw their Other Shares from the Demand Registration, they may do so only at the reasonable discretion of the managing underwriter, if the Demand Registration contemplates an underwritten offering.

     3. "Piggyback" Registration

     3.1. If the Company at any time proposes to register any class of security on any form for the general registration of securities under the Securities Act (other than a registration form relating to (i) compensation or incentive plan or stock issued or issuable pursuant to any such plan, or a dividend investment plan, (ii) a registration of stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation, or (iii) a registration of stock proposed to be issued in exchange for other securities of the Company), then the Company will at such time give prompt written notice to the Holders of its intention to do so and of such Holders' rights under this Section 3.1. Upon the written request of any such Holder made within twenty (20) days after the receipt of any such notice (which request shall specify the Registrable Shares intended to be disposed of by the Holder and the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Shares which the Company has been so requested to register by the Holder to be registered under the Securities Act; provided, that (i) if, at any time after giving written notice of its intention to register any securities but prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Shares in connection with such registration, and (ii) if such registration involves an underwritten offering, the Holders requesting to be included in such registration must sell their Registrable Shares to the underwriters of such offering on the same terms and conditions as apply to the Company or the Holder for whose account securities are to be sold, as the case may be. If a registration requested pursuant to this Section 3.1 involves an underwritten public offering, the Holder requesting to be included in such registration may elect in writing, not later than three (3) days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to register such securities in connection with such registration.

     3.2. In connection with any registration pursuant to Section 3.1 involving an underwritten offering, (i) if the managing underwriter or underwriters advise the Company in writing that, in its or their opinion, the number of securities requested to be included in such registration would have a material adverse effect on such offering (including, without limitation, a significant decrease in the price at which such securities can be sold), then the amount of Registrable Shares to be offered for the account of the Holders shall be reduced pro rata as to all other Persons (other than the Company) holding pari passu registration rights on the basis of the relative number of shares of Registrable Shares Holders have requested to be included in such registration and the number of shares requested to be included by any other Person holding registration rights, or such Registrable Shares shall be excluded from such registration, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided, however, that if securities are being registered for the account of Persons other than the Company, such reduction shall not represent a greater fraction of the number of Registrable Shares intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons (but not the Company) with respect to the amount of securities they intended to offer; and (ii) if such underwritten offering involves only debt securities and the managing underwriter or underwriters advise the Company in writing that, in its or their opinion, the inclusion of any Registrable

Shares in such offering would have a material adverse effect on such offering (including, without limitation, a significant decrease in the price at which such securities can be sold), then no Registrable Shares shall be offered for the account of Holders.

     3.3. The rights granted to the Holders pursuant to Section 3.1 shall be limited to the first two (2) of such registrations in which one or more Holders request registration of Registrable Shares.

     4. Registration Procedures

     4.1. Whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Shares under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible, prepare and, in any event within ninety (90) days after the request for registration was received by the Company, file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become effective; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 3 herein at any time prior to the effective date of the Registration Statement relating thereto. The Company will promptly notify each seller of such Registrable Shares and confirm such advice in writing (i) when such Registration Statement becomes effective, (ii) when any post-effective amendment to such Registration Statement becomes effective and
(iii) of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information.

     4.2. After the filing of the Registration Statement pursuant to Section 4.1 above, the Company shall (i) prepare and file with the Commission such amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming a part thereof to be current and usable by the Holders for resales of the Registrable Shares for a period of two (2) years from the effective date of such Registration Statement or such shorter period that will terminate when all the Registrable Shares covered by the Registration Statement are no longer Restricted Securities (the "Registration Period"), and (ii) the Company shall take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Prospectus forming a part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing provisions of this Section 4.2, the Company may, during the Registration Period, suspend the use of the Prospectus for a period not to exceed ninety (90) days (whether or not consecutive) in any twelve (12)-month period if the Board determines in good faith that because of valid business reasons, including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to or contemporaneously with suspending such use, the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, the Company shall provide the Holders with written notice of the termination of such suspension.

     4.3. (including any amendments thereto) and the distribution or delivery of any Prospectus (including any supplements thereto) provide draft copies thereof to the Holders and consider for inclusion in such documents all such comments as the Holders (and their counsel) reasonably may propose, and (ii) furnish to each Holder whose Registrable Shares are included in such Registration Statement and his legal counsel identified to the Company, (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of such Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder.

     4.4. The Company shall (i) register or qualify the Registrable Shares covered by any Registration Statement under such securities or "blue sky" laws of such jurisdictions as Holders reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period,
(iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions;
provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 4.4, (B) subject itself to general taxation in any such jurisdiction, or
(C) file a general consent to service of process in any such jurisdiction.

     4.5. The Company shall, as promptly as practicable after becoming aware of such event, notify each Holder of the occurrence of any event, as a result of which the Prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Holder as such Holder may reasonably request.

     4.6. The Company shall, as promptly as practicable after becoming aware of such event, notify each Holder who holds Registrable Shares being sold of the issuance by the Commission of any stop order or other suspension of the effectiveness of any Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension.

     4.7. The Company shall cause all the Registrable Shares covered by any Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which the Common Stock of the Company is then listed or included.

     4.8. The Company shall make generally available to its security holders as soon as practicable, but in no event later than eighteen (18) months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of any Registration Statement, and (ii) the effective date of each post-effective amendment to such Registration Statement, as the case may be, an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

     5. Obligations of the Holders. In connection with the registration of the Registrable Shares, each Holder shall have the following obligations:

     5.1. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Shares of a particular Holder that such Holder shall furnish to the Company such information regarding himself, the Registrable Shares held by him and the intended method of disposition of the Registrable Shares held by him as shall be reasonably required to effect the registration of such Registrable Shares and shall execute such documents in connection with such registration as the Company may reasonably request. At least seven (7) days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of the information the Company requires from each such Holder (the "Requested Information") if such Holder elects to have any of his Registrable Shares included in such Registration Statement. If at least two (2) business days prior to the anticipated filing date the Company has not received the Requested Information from a Holder (a "Non-Responsive Holder"), then the Company may file such Registration Statement without including Registrable Shares of such Non-Responsive Holder.

     5.2. Each Holder by its acceptance of the Registrable Shares agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement which includes Registrable Shares of such Holder.

     5.3. Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4.5 or 4.6, he shall immediately discontinue his disposition of Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 4.5 or until such Holder's receipt of notice of withdrawal, rescission or removal of the stop order or other suspension referred to in Section 4.6.

     6. Expenses of Registration. All Registration Expenses shall be borne by the Company.

     7. Indemnification and Contribution.

     7.1. The Company shall indemnify and hold harmless each Holder from and against any losses, claims, damages or liabilities, joint or several, to which such Holder may become subject under the Securities Act or otherwise, insofar as losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Holder for all reasonable legal and other expenses incurred by him in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Holder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 4.5, the use by the Holder of an outdated or defective Prospectus after the Company has provided to such Holder an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

     7.2. Each Holder agrees, as a consequence of the inclusion of any of his Registrable Shares in a Registration Statement, severally and not jointly, to
(i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein, and (ii) reimburse the Company upon demand for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     7.3. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) the Indemnified Party and the Indemnifying Party shall reasonably have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or different from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clause (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     7.4. If the provisions of this Section 7 are unavailable to or insufficient to indemnify or hold harmless an Indemnified Party under Section 7.1 or 7.2 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or by such Indemnifying Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation (even if the

Holders were treated as one person for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7.4. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders in this Section 7.4 to contribute shall be several in proportion to the percentage of Registrable Shares registered by them and not joint.

     7.5. Notwithstanding any other provision of this Section 7, in no event shall any Holder be required to undertake liability to any Person under this
Section 7 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Shares (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Shares are to be registered under the Securities Act.

     7.6. The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have to any Holder, and the obligations of any Holder under this Section 7 shall be in addition to any liability which such Holder may otherwise have to the Company. The remedies provided in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an Indemnified Party at law or in equity.

     8. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a Registration Statement on Form S-3, the Company agrees to:

     8.1. make and keep public information available, as required by Rule 144(c) under the Securities Act;

     8.2. file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     8.3. furnish to any Holder, so long as the Holder owns any Registrable Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to a Registration Statement on Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

     9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Shares who (i) is an Affiliate of such Holder, (ii) acquires at least 20% of the Registrable Shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalization), (iii) is a partner of any Holder which is a partnership, a member of any Holder which is a limited liability company, or any subsidiary or affiliate of any Holder which is a corporation, or (iv) is any family member of a Holder or trust solely for the benefit of such Holder or his or her family member, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 10 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Shares held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that, all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 9.

     10. "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of the Common Stock of the Company, he shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any equity securities of the Company held by him at any time during such period except Common Stock included in such registration; provided, however, that such market stand-off period shall not exceed ninety (90) days; and provided, further, that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Shares of each

Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     11. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in Sections 2 or 3 after the fifth anniversary of the date hereof.

     12. Composition of Board. Licklider, Millennium and Kayne agree to vote their Shares and take all action necessary in order to cause the composition of the Board to be as set forth in this Section 12. So long as Licklider, Millennium or Kayne satisfy their respective Ownership Threshold, the provisions of this Section 12 shall apply for the benefit of any or all of Licklider, Millennium or Kayne who satisfy such Ownership Threshold. The provisions of this
Section 12 may be amended from time to time with the consent of those of Licklider, Millennium and Kayne who continue to satisfy the Ownership Threshold, without the consent of any other Persons. The parties hereto expressly acknowledge that the Company is not bound by the provisions of this Section 12.

     12.1. The Board shall consist of seven (7) directors, at least three (3) of whom shall be Independent Directors.

     12.2. Millennium, Kayne and Licklider shall each be entitled to designate one director who need not be an Independent Director. Effective as of the Closing, the director so designated by Millennium shall be Philip A. Lovett (Class I Director), by Kayne shall be Charles A. Norris (Class II Director) and by Licklider shall be Rex A. Licklider (Class III Director). Mr. Norris and Mr. Licklider are currently serving as directors and they shall retain their positions and shall remain in the respective class in which they presently serve. Mr. Lovett will become a director in place and stead of Brian J. Collins, who will resign. Thereafter, each of Millennium, Kayne and Licklider, in their respective capacities as Holders shall support the respective designees of each of Licklider, Millennium and/or Kayne nominees for directors and, upon the termination of such designee's services as a director other than upon expiration of his term, shall take such necessary action to cause the appointment of, in place of such director, a replacement designee of Millennium, Kayne and/or Licklider, respectively. So long as the Company maintains classes of directors, the designees of each of Millennium, Kayne and Licklider shall remain in the class presently held by the current designees.

     12.3. Millennium shall be entitled to designate one Independent Director from time to time. The first such designation may be made at any time from the Closing to the time of filing of a preliminary proxy statement for the next meeting of the Company's shareholders. It is anticipated that such designee shall be a Class II director, to serve in place and stead of an existing Class II director, who will resign. Thereafter, each of Kayne and Licklider, in their respective capacities as Holders, shall support the designee of Millennium as a nominee for an Independent Director and, upon the termination of such designee's services as a director other than upon expiration of his term, shall take such necessary action to cause the appointment, in
place  of  such  director,  a  replacement   Independent  Director  designee  of
Millennium.

     12.4. If any of Millennium, Kayne or Licklider no longer satisfies the Ownership Threshold, it or he shall no longer be entitled to designate a director, including, in the case of Millennium, an Independent Director.

     12.5.  Directors  who are not  subject to  designation  as provided in this
Section 12 (such as the seventh director, two (2) of the Independent Directors, or seats resulting from the failure of one or more of Millennium, Kayne or Licklider to satisfy its or his Ownership Threshold) shall be nominated and/or designated in accordance with applicable law and the Certificate of Incorporation and Bylaws of the Company.

     12.6. Millennium, Kayne and Licklider, respectively, shall cause its designated director to resign upon the request of the Board at such time as it or he is no longer entitled to designate a director by reason of its or his failure to satisfy such Person's Ownership Threshold.

     12.7. Millennium, Kayne and Licklider agree to vote, and to cause their respective Affiliates to vote, voting stock which they own (or with respect to which they have the power to direct the vote) in an amount sufficient to elect the designees of Millennium, Kayne and Licklider to be elected to the Board as provided for in this Section 12.

     12.8. In the event that any portion of the provisions of this Section 12 becomes contrary to applicable law or regulations, the parties hereto will modify the provisions hereof to the minimum extent required to comply with such applicable law or regulation.

     12.9. Nothing herein contained shall entitle Millennium, Kayne or Licklider to rights to nominate or designate directors in addition to the number of directors set forth herein. To the extent any of them has been granted any such rights under any other agreements, the rights granted in this Section 12 shall supersede any such other rights so long as Millennium, Kayne and Licklider, respectively, retain their rights under this Section 12.

     13. Protective Provisions. So long as Licklider, Millennium and Kayne (the "Protected Persons") satisfy their respective Ownership Threshold, the provisions of this Section 13 shall apply for the benefit of any or all of such Protected Persons who satisfy such Ownership Threshold. The rights granted to each such Protected Person under this Section 13 shall automatically be extinguished with respect to any such Protected Person when such Protected Person no longer satisfies its or his respective Ownership Threshold. Such rights are personal to such Protected Persons and cannot be transferred to any subsequent Holder (other than Affiliates of such Protected Persons) of the Series D Preferred or of any other securities held by any such Protected Person. The provisions of this Section 13 may be amended from time to time with the consent of the Company and Licklider, Millennium and Kayne (to the extent each such Person continues to satisfy the Ownership Threshold), without the consent of any other Persons.

     13.1. The Company shall not, without the consent of each Protected Person then possessed of the rights granted in this Section 13:

               i) permit any subsidiary of the Company to issue capital stock (other than to its parent),

               ii) effect any voluntary liquidation (as described in Section 3(c)(i) of the Certificate of Designation for the Series D Preferred) unless in connection with such liquidation (i) the holders of the Series D Preferred receive cash equal to or greater than $6 per share for all of the Common Stock held by them and their Affiliates (including Preferred Stock on an as-converted basis), and (ii) the transaction giving rise to such liquidation was approved by a majority of the Independent Directors,

               iii) repurchase or redeem any  securities  of the Company,  other than (i) a redemption of the Series D Preferred as described herein, (ii) a mandatory redemption of the Series B Preferred or the Series C Preferred initiated by the holders thereof in accordance with the terms of the Certificate of Incorporation or Certificate of Designation (as in effect from time to time), (iii) repurchases of stock issued to employees, directors or consultants of the Company as approved by the Board upon termination of employment, directorship or consultancy, and any other shares of Common Stock presently subject to repurchase rights approved by the Board, or (iv) other repurchases or redemptions of Common Stock issued to employees in an amount not to exceed $1 million in any twelve (12)-month rolling period,

               iv) unless approved by a majority of the Independent Directors, effect any material (a transaction involving $50,000 or more) transaction with any member of senior management of the Company or other Affiliates, except for transactions pursuant to written agreements with such senior manager or other Affiliate which were, on or prior to the date of this Agreement, in effect,

               v) enter into a new line of business or change the primary line of business from the current line of business,

               vi) make any single acquisition of or investment in any other Person or entity that involves the payment of cash or property in excess of $1 million, or (B) make acquisitions of or investments in other Persons or entities that involve the payment of cash or property in excess of $2 million, in the aggregate, in any calendar year, in either case other than (i) an acquisition or investment authorized in the Company's Board approved annual budget or business plan, or
                    (ii) an acquisition pursuant to the terms of a Fitness Club and Spa Management and Pre-Opening Services Agreement made and effective as of the 1st day of January, 2003 by and between Terremark Brickell II Ltd., a Florida limited partnership, and the Company,

               vii) incur  indebtedness for borrowed money after the date hereof in an aggregate amount of more than $20 million, unless authorized in the Company's Board approved annual budget or business plan,

               viii)enter into  operating  or capital  leases in any fiscal year for amounts aggregating more than $5 million, unless authorized in the Company's Board approved annual budget or business plan,

               ix) increase the amount of stock options available to be issued under the Company's employee option plans above the amount reserved for issuance under that plan as of February 28, 2003,

               x) unless approved by the Board (including all of the directors designated by the Protected Persons), issue more than 100,000 new options, in the aggregate, to any one employee,

               xi)  hire or fire the chief executive officer of the Company,

               xii) take any action that would  cause the Common  Stock to cease to be registered under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"),

               xiii)take any action that would  cause the Common  Stock to cease to be listed or quoted on any securities exchange or quotation system on which it is then listed or quoted,

               xiv) enter  into an  agreement  or  understanding  (orally  or in writing) to do any of the foregoing,

               xv) solely for the benefit of Millennium, except for the sale of a "Millennium Club" in connection with the sale of all or substantially all of the assets of the Company, sell a Millennium Club without granting to Millennium Partners a right of first refusal on the same terms as the Company proposes to sell such club to a third party, or

               xvi) permit  any  subsidiary  of  the  Company  to do  any of the foregoing.

     14. Information Rights.

     14.1. The Company shall furnish to the Holders, promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) filed by the Company with (i) the Commission or (ii) any securities exchange or quotation system on which the Common Stock is listed. To the extent that the Company is no longer required to file reports and other information pursuant to the Exchange Act, the Company shall provide to the Investors and any other persons who hold any of the Series D Preferred the same information within the same time periods as it would have furnished pursuant to the previous sentence, which information (including such required financial statements) shall be in form and substance the same as the reports, statements, prospectuses and other filings that otherwise would have been required to be furnished to the Investors pursuant to the preceding sentence.

     14.2. The Company shall permit any person holding at least 10% of the Common Stock (including Preferred Stock on an as-converted basis) then issued and outstanding (or its authorized representative) to visit and inspect the properties of the Company and its subsidiaries, including their respective corporate and financial records, and to discuss its business and finances with officers of the Company and its subsidiaries, as applicable, during normal business hours, following reasonable notice and as often as may be reasonably requested, so long as any such visit or inspection does not interrupt the business of the Company or any such subsidiary. Notwithstanding the foregoing,
(a) the Company will not be required to provide, or provide access to, information or documents that would cause the Company to lose the benefit of attorney/client privilege or violate a confidentiality obligation and (b) the Company will not be required to provide, or provide access to, information or documents with respect to any lawsuit or other proceeding in which the Company is adverse to the holders of Series D Preferred or the Investors.

     15. Business Plan/Budget.

     15.1. Attached hereto as Schedule 15.1 is a three (3)-year business plan and one (1)-year budget approved by the Company and each of the Investors. Such business plan and budget constitutes the Board approved business plan or budget referred to in Sections 13.1(vi), (vii) and (viii) hereof.

     15.2 So long as one or more of Millennium, Kayne or Licklider satisfies the Ownership Threshold, the Board shall be required to adopt and approve rolling three (3)-year business plans and annual budgets prior to the commencement of each fiscal year.

     16. Shareholder Meeting. The Company shall hold its annual meeting of shareholders on or before June 30, 2004.

     17. Miscellaneous.

     17.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Shares as permitted by Section 9 hereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     17.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without regard to choice of law principles.

     17.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     17.5. Notices. Unless otherwise provided, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     17.6. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     17.7. Amendments and Waivers. Except as otherwise set forth herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of 85% of the Registrable Shares then outstanding. Any amendment or waiver effected in accordance with this paragraph, or as otherwise permitted herein, shall be binding upon each Holder of any Registrable Shares then outstanding, each future Holder of all such Registrable Shares, and the Company.

     17.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     17.9. Aggregation of Stock. All Registrable Shares held or acquired by affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     17.10. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof, and supersedes all prior and contemporaneous written and oral negotiations, discussions and agreements relating to such subject matters.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           THE SPORTS CLUB COMPANY, INC.
                                           a Delaware corporation


                                           By:     /s/ Timothy O'Brien
                                                   ----------------------------
                                           Name:   Timothy O'Brien
                                           Title:  Chief Financial Officer

                                           Address:11100 Santa Monica Boulevard
                                                   Suite 300
                                                   Los Angeles, CA 90025

INVESTORS:


/s/ Rex A. Licklider
----------------------------------------
REX A. LICKLIDER, trustee of the Licklider
Living Trust dated May 2, 1986, as Amended
and Restated as of April 26, 1994

Address:        11100 Santa Monica Blvd., Suite 300
                Los Angeles, CA 90025

MDP Ventures II, LLC

By Millennium Development Partners II, LLC
As Managing Member


By:       /s/ Philip H. Lovett
          -----------------------------
Name:     Philip H. Lovett
          -----------------------------

Address:  C/o Millennium Partners
          1995 Broadway
          New York, NY 10022

                    [Signatures Continued on Following Page]

ARBCO ASSOCIATES, L.P.

By:       Kayne Anderson Investment
           Management, Inc.


By:       /s/ David Shladovsky
          --------------------------------
          Name: David Shladovsky
          Title: General Counsel

Address:  1800 Avenue of the Stars, Second Floor
          Los Angeles, CA 90067

KAYNE ANDERSON NON-TRADITIONAL
INVESTMENTS, L.P.

By:       Kayne Anderson Capital Advisors, L.P.

By:       Kayne Anderson Investment
           Management, Inc.


By:       /s/ David Shladovsky
          --------------------------------
          Name: David Shladovsky
          Title: General Counsel

Address:  1800 Avenue of the Stars, Second Floor
          Los Angeles, CA 90067


                    [Signatures Continued on Following Page]

KAYNE ANDERSON SELECT
 INVESTMENT A, L.P.

By:    Kayne Anderson Investment
       Management, Inc.


By:    /s/ David Shladovsky
       -------------------------------------
       Name: David Shladovsky
       Title: General Counsel

Address:    1800 Avenue of the Stars, Second Floor
            Los Angeles, CA 90067

                               [End of Signatures]

                                   Schedule A

             List of Holders of Series D Convertible Preferred Stock

------------------------------------- ------------------- ---------------------
                    Name                Amount Invested    Number of Series D
                                                            Preferred Shares
------------------------------------- ------------------- ---------------------
Rex A. Licklider, trustee of the           $1,000,000            10,000
Licklider Living Trust dated
May 2, 1986, as Amended and Restated
Restated as of April 26, 1994
------------------------------------- ------------------- ---------------------
MDP Ventures II, LLC                       $4,500,000            45,000
------------------------------------- ------------------- ---------------------
Arbco Associates, L.P.                     $ 333,334               3,334
------------------------------------- ------------------- ---------------------
Kayne Anderson Non-Traditional
Investments, L.P.                          $ 333,333               3,333
------------------------------------- ------------------- ---------------------
Kayne Anderson Select
Investments A, L.P.                        $ 333,333               3,333
------------------------------------- ------------------- ---------------------

                                                                   EXHIBIT 99.5
                                    SERIES D

                       PREFERRED STOCK PURCHASE AGREEMENT


     THIS PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of March 10, 2004, by and among The Sports Club Company, Inc., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto (each, an "Investor" and collectively, the "Investors").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Purchase and Sale of Stock.

          1.1 Sale and Issuance of Series D Convertible Preferred Stock.

          (a) Designation. The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Certificate of Designation (the "Certificate of Designation") of Series D Convertible Preferred Stock in the form attached hereto as Exhibit A (the "Series D Preferred").

          (b) Sale. Subject to the terms and conditions of this Agreement, at the Closing, each Investor agrees, severally, to purchase, and the Company agrees to sell and issue to each Investor, that number of shares of the Series D Preferred set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon.

          (c) Completion of Sale. Each Investor acknowledges and agrees that such Investor's obligation under this Agreement to purchase the shares of Series D Preferred listed for such Investor on Schedule A is conditioned upon the sale of all of the shares of Series D Preferred listed on Schedule A.

     1.2 Closing. The purchase and sale of the Series D Preferred shall take place at the offices of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, 1900 Avenue of the Stars, Los Angeles, California 90067 at 11:00 A.M., on March 5, 2004 (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to each Investor a certificate representing the number of shares of Series D Preferred that such Investor is purchasing against payment of the purchase price therefor by check or wire transfer.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of

     Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has all corporate power and authority necessary to own its properties and to carry on its business as presented conducted.

          2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

          (a) Preferred Stock. One Million (1,000,000) shares of Preferred Stock (the "Preferred Stock"), of which Two Hundred Thousand (200,000) shares have been designated Series A Junior Participating Cumulative Preferred Stock, Ten Thousand, Five Hundred (10,500) shares have been designated Series B Convertible Preferred Stock ("Series B Preferred"), Five Thousand (5,000) shares have been designated Series C Convertible Preferred Stock ("Series C Preferred") and One Hundred Thousand (100,000) shares have been designated Series D Preferred, of which Sixty-Five Thousand (65,000) shares are to be sold pursuant to this Agreement. The rights, privileges and preferences of the Series D Preferred will be as stated in the Certificate of Designation.

          (b) Common Stock. Forty Million (40,000,000) shares of common stock, $0.01 par value ("Common Stock"), of which approximately Eighteen Million Seven Hundred Four Thousand Six Hundred Sixty-Eight (18,704,668) shares are issued and outstanding as of the date hereof.

          (c) Validity. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (d) Rights. Except for the options described below and the conversion privileges of the Series B Preferred, the Series C Preferred and the Series D Preferred to be issued under this Agreement, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an aggregate of Four Million Eight Hundred Thousand (4,800,000) shares of its Common Stock for issuance upon exercise of options granted and to be granted in the future under the Company's several stock option, ownership and purchase plans described in Section 2.2 of Schedule B, and, at February 15, 2004, held Two Million Four Hundred Fifty-One Thousand Five Hundred Eleven (2,451,511) shares of Common Stock as Treasury Stock which may be used to fund certain benefit plans, as well as for general corporate purposes. Except for the Investors' Rights Agreement relating to the Series B Preferred, the
     Investors' Rights Agreement relating to the Series C Preferred and the Investors' Rights Agreement relating to the Series D Preferred (the "Series D Investors' Rights Agreement"), the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, granting registration rights, including piggyback rights, to any third party or entity or which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Series D Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Series D Preferred being sold hereunder and the Common Stock issuable upon conversion of the Series D Preferred has been taken or will be taken prior to the Closing. This Agreement and the Series D Investors' Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Series D Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5 Valid Issuance of Preferred and Common Stock. The Series D Preferred that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Series D Investors' Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series D Preferred purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Series D Investors' Rights Agreement and under applicable state and federal securities laws.

          2.6 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened, against the Company that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.7 Compliance with Other Instruments. The Company is not in violation in any material respect of any provision of its Restated Certificate of Incorporation or Bylaws nor in any material respect of any indenture, note, instrument, judgment, order, writ, decree or contract which the Company knows it is bound by, or to its knowledge, any statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.8 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.9 Title to Property and Assets. All real property owned or leased by the Company, either directly or through a subsidiary, joint venture, partnership or other arrangement, is described in Section 2.9 of Schedule
     B. All of the Company's owned properties and assets are owned free and clear of all mortgages, liens, loans and encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent, and (ii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i) and (ii).

          2.10 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder which filing will be effected within the time prescribed by law, and (ii) such other filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

          2.11 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series D Preferred as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "'33 Act"), and the qualification or registration requirements of the Act or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

          2.12 Patents and Trademarks. The Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business without, to its knowledge (but without having conducted any special investigation or patent search), any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and the Company has not received any notice of infringement upon or conflict with the asserted rights of others.

          2.13 Agreements; Action.

          (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 (individually or in the aggregate, if related), other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business, (ii) the lease of any property or other asset by the Company, other than leases relating to the operation of the Company's health and fitness club business in the ordinary course, or (iii) provisions restricting or affecting the Company's right to develop, own and operate its health and fitness club business.

          (b) Since January 1, 2003, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $500,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of any such assets or rights in the ordinary course of business.

          (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (d) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.14. Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them.

     To the best of the Company's knowledge, except as disclosed in the Company's filings with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "'34 Act") prior to the date hereof ("Public Filings"), none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. Except as disclosed in the Public Filings, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.15. Financial Statements. The Company has delivered to each Investor copies of its audited consolidated balance sheets at December 31, 2002, and its audited consolidated statements of operations as of and for the year ended December 31, 2002, together with its unaudited consolidated balance sheet at September 30, 2003 and its unaudited consolidated statements of operation as of and for the nine (9) months ended September 30, 2003 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements as of (and for) the nine
     (9) months ended September 30, 2003, may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.16. Tax Returns. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. These returns are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date hereof. The Company has not been advised that any of its returns have been or are being audited and has no reason to believe that any of its tax returns has ever been audited.

          2.17. Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.18. Insurance. The Company has in full force and effect fire and casualty insurance policies with such coverages in amounts (subject to reasonable deductibles) customary for companies similarly situated.

          2.19. Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.20. Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

          2.21. Minute Books. The minute books of the Company (which are available for inspection by any Investor upon reasonable notice) contain a complete summary of all meetings of directors and shareholders of the Company since the time of incorporation and reflect all transactions referred to therein accurately in all material respects.

          2.22. Disclosure. The Company has in all material respects provided each Investor with all the information reasonably available to the Company without undue expense that such Investor has requested for deciding whether to purchase the Series D Preferred, including without limitation, copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, respectively, and the Company's Current Reports on Form 8-K filed with the Commission on October 3, 2003, October 9, 2003, October 14, 2003, November 4, 2003, December 3, 2003 and February 20, 2004, respectively. This Agreement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not materially misleading.

     3. Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants that:

          3.1. Authorization. Such Investor has full power and authority to enter into this Agreement and the Series D Investors' Rights Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable against such Investor in accordance with its terms.

          3.2. Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series D

     Preferred to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3 Disclosure of Information; Knowledge of Company's Business. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series D Preferred. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon. In addition, Investor further represents and warrants that by virtue of its current ownership of the Company's Common Stock, such Investor is familiar with the business, properties, prospects and financial condition of the Company.

          3.4 Investment Experience. Such Investor is an experienced investor, is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Series D Preferred.

          3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the `33 Act, as presently in effect.

          3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the `33 Act and applicable state securities laws only in certain limited circumstances. In the absence of an effective registration statement covering the Series D Preferred (or the Common Stock issuable on conversion thereof) or an available exemption from registration under the `33 Act or such state securities laws, the Series D Preferred (and any Common Stock issuable on conversion thereof) must be held indefinitely. In this connection, such Investor represents that it is familiar with Rule 144 of the Commission, as presently in effect, and understands the resale limitations imposed thereby and by the `33 Act.

          3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Series D Investors' Rights Agreement, and:

     (a) There is then in effect a registration statement under the '33 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

     (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the `33 Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances; or

     (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer (i) to any affiliate of such Investor, (ii) to any other Investor,
(iii) by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, (iv) by an Investor that is a limited liability company ("LLC") to a member of such LLC or to a retired member of such LLC who retires after the date hereof, or to the estate of any such member or retired member or the transfer by gift, will or intestate succession of any member to his or her spouse or to the siblings, lineal descendants or ancestor, of such member or his or her spouse, or (v) by an Investor who is an individual or the trustee(s) of an inter-vivos trust, to his or her spouse or to the siblings, lineal descendents or ancestors of such individual or trustee, in each case, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

     3.8. Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

     (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

     3.9. Tax Advisors. Such Investor has reviewed with such Investor's own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each such Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that each such Investor (and not the Company) shall be responsible for such

     Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     3.10. Investor Counsel. Such Investor acknowledges that such Investor has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with such Investor's own legal counsel. Each such Investor is relying solely on such Investor's legal counsel and not on any statements or representations of the Company or any of the Company's agents, including Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

     4. California Commissioner of Corporations.

     Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM
QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5. Conditions of Investor's Obligations at Closing. The obligations of each Investor under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          5.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. The Company shall have obtained all necessary consents, approvals or authorizations of any federal, state, local governmental authority, or third party on the part of the Company which is required by law or otherwise to be obtained prior to the Closing, including, but not limited to, the consent of the holders of the Series B Preferred and the Series C Preferred to the issuance and sale of the Series D Preferred, the Noteholders' Consent, and an amendment to the Company Rights Agreement to eliminate its application to the issuance and sale of the Series D Preferred. "Noteholders' Consent" means (i) the waiver by the holders of Senior Notes (the "Holders") issued under the Indenture dated April 1, 1999 between the Company and U.S. Bank Trust National Association, as trustee (the "Indenture"), to eliminate the application of the change of control repurchase obligation as set forth in the Indenture to the issuance of the Series D Preferred contemplated hereby, and (ii) the waiver by the Holders of any requirement imposed by Section 4.11(a)(iii) of the Indenture that a fairness opinion with respect to the sale of the Series D Preferred be addressed or delivered to the Trustee. "Company Rights Agreement" means the Rights Agreement dated as of October 6, 1998 by and between the Company and American Stock Transfer & Trust Company, as amended.

          5.3. Compliance Certificate. The Chief Financial Officer of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.


          5.4. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.5. Corporate Proceedings. This Agreement, all documents and instruments contemplated by this Agreement, and the issuance of the Series D Preferred pursuant to the terms of this Agreement, shall have been approved by the special committee of the Board and the Board.

          5.6. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor, and each shall have received all such counterpart original and certified or other copies of such documents as he or it may reasonably request.

          5.7. Investors' Rights Agreement. The Company and each Investor shall have entered into the Series D Investors' Rights Agreement in the form attached as Exhibit B.


          5.8. Material Adverse Effect. Since September 30, 2003, there shall have been no event or occurrence which would have a material adverse effect on the business, assets or condition of the Company, financially or otherwise.

          5.9.  Filing  of  Certificate  of  Designation.   The  Certificate  of
     Designation in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and deemed effective.

          5.10. Completion of Sale. Each Investor has concurrently purchased his or its portion of the Series D Preferred as set forth on Schedule A.

     6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment
on  or  before  the  Closing  of  each  of  the   following   conditions:

          6.1. Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2. Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2.

          6.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          6.4. Investors' Rights Agreement. The Company and each Investor shall have entered into the Series D Investors' Rights Agreement in the form attached as Exhibit B.


          6.5. Special Committee Approval. The Special Committee of the Board and the Board shall have approved this Agreement, all documents and instruments contemplated by this Agreement, and the issuance of the Series D Preferred pursuant to the terms of this Agreement; provided, however, that the approval of this Agreement by the Special Committee of the Board for purposes of adopting and approving the Twelfth Amendment to the Rights Agreement dated as of October 6, 1998 and the approval of this Agreement by the Special Committee of the Board and the Board for purposes of authorizing the Company and the Investors to enter into this Agreement prior to Closing shall not constitute approval for purposes of this Section
     6.5 such that the condition to closing has been satisfied.

     7. Miscellaneous.


          7.1. Listing. The Company agrees to apply for listing, and to use its best efforts to list on the American Stock Exchange, the underlying Common Stock issuable upon conversion of the Series D Preferred, as promptly as practical.

          7.2. Survival. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          7.3. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.4. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into in California.

          7.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one
     (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten
     (10) days advance written notice to the other parties hereto.

          7.7. Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.8. Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Certificate of Designation, the prevailing party shall be entitled to reasonable attorney's fees (including the fees of in-house counsel), costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 85% of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series D Preferred sold pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

          7.10. Effect of Amendment or Waiver. Each Investor acknowledges that by the operation of Section 7.9 hereof the holders of at least 85% of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series D Preferred will have the power to diminish or eliminate all rights of such Investor under this Agreement.

          7.11. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.12. Aggregation of Stock. All shares of the Series D Preferred or Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          7.13. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

          7.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    THE SPORTS CLUB COMPANY, INC.,
                                    a Delaware corporation


                                    By:      /s/ Timothy O'Brien
                                       ---------------------------------------
                                             Name: Timothy O'Brien
                                             Title: Chief Financial Officer

                                    Address:     11100 Santa Monica Boulevard
                                                 Suite 300
                                                 Los Angeles, CA 90025




INVESTORS:

MDP Ventures II, LLC

By Millenium Development Partners II, LLC as Managing Partner



By:               /s/ Philip H. Lovett
         -----------------------------------
Name:             Philip H. Lovett
         -----------------------------------

Address: c/o Millennium Partners
                  1995 Broadway
                  New York, NY  10022


         /s/ Rex A. Licklider
--------------------------------------------
REX A. LICKLIDER, trustee of the Licklider
Living Trust dated May 2, 1986, as Amended
and Restated as of April 26, 1994

Address: 11100 Santa Monica Boulevard, Suite 300
                  Los Angeles, CA 90025

ARBCO ASSOCIATES, L.P.

By:             Kayne Anderson Investment
                 Management, Inc.


By:             /s/ David Shladovsky
                --------------------------------
                Name: David Shladovsky
                Title: General Counsel

Address:        1800 Avenue of the Stars, Second Floor
                Los Angeles, CA 90067

KAYNE ANDERSON NON-TRADITIONAL
INVESTMENTS, L.P.

By:             Kayne Anderson Capital Advisors, L.P.

By:             Kayne Anderson Investment
                 Management, Inc.


By:             /s/ David Shladovsky
                --------------------------------
                Name: David Shladovsky
                Title: General Counsel

Address:        1800 Avenue of the Stars, Second Floor
                Los Angeles, CA 90067


                    [Signatures Continued on Following Page]

KAYNE ANDERSON SELECT
 INVESTMENT A, L.P.

By:      Kayne Anderson Investment
         Management, Inc.


By:      /s/ David Shladovsky
         -------------------------------------
         Name: David Shladovsky
         Title: General Counsel

Address:           1800 Avenue of the Stars, Second Floor
                   Los Angeles, CA 90067

                               [End of Signatures]

                                   Schedule A

             List of Holders of Series D Convertible Preferred Stock

-------------------------------- ------------------ ---------------------------
                    Name          Amount Invested          Number of Series D
                                                            Preferred Shares
-------------------------------- ------------------ ---------------------------
Rex A. Licklider, trustee of the     $1,000,000                  10,000
Licklider Living Trust dated
May 2, 1986, as Amended and
Restated as of April 26, 1994
-------------------------------- ------------------ ---------------------------
MDP Ventures II, LLC                 $4,500,000                  45,000
-------------------------------- ------------------ ---------------------------
Arbco Associates, L.P.               $ 333,334                     3,334
-------------------------------- ------------------ ---------------------------
Kayne Anderson Non-Traditional
Investments, L.P.                    $ 333,333                     3,333
-------------------------------- ------------------ ---------------------------
Kayne Anderson Select
Investments A, L.P.                  $ 333,333                     3,333
-------------------------------- ------------------ ---------------------------

                                                                   EXHIBIT 99.6

                          The Sports Club Company, Inc.
                     11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025


                                 March 10, 2004


Kayne Anderson Capital Advisors, Ltd.
Ric Kayne
Charlie Norris
Howard Zelikow
David Shladovsky
c/o Kayne Anderson Capital Advisors, Ltd.

               Re: Consent of Holders of Series B Convertible Preferred Stock of The Sports Club Company, Inc. to Issuance of Series D Convertible Preferred Stock

Gentlemen:

     Each of you is the holder of that number of shares of Series B Convertible Preferred Stock ("Series B Preferred") of The Sports Club Company, Inc., a Delaware corporation (the "Company") set forth next to your name at the end of this letter.

     As you may know, by approval of a Preferred Stock Purchase Agreement on March 10, 2004, (the "Purchase Agreement"), by and among the Company, Millennium Partners LLC or an affiliate, Rex A. Licklider, trustee of the Licklider Living Trust dated May 2, 1986, as Amended and Restated as of April 26, 1994, and Arbco Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P., and Kayne Anderson Select Investments A, L.P. (collectively, the "Investors"), the Company has agreed to issue to the Investors an aggregate of $6,500,000 of a newly created Series of preferred stock to be designated "Series D Convertible Preferred Stock" (the "Series D Preferred"), which will be created upon the filing with the Delaware Secretary of State of the Company's Certificate of Designation of Series D Convertible Preferred Stock (the "Series D Certificate"), a copy of which is attached hereto as Exhibit "A."

     The Series D Certificate provides that the Series D Preferred shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to the Series B Preferred. Pursuant to Section 7 of the Series B Certificate, the written consent of a majority of the holders of the then outstanding shares of Series B Preferred is required prior to the Company authorizing, creating or issuing a senior class of Preferred Stock.

     By your signature below, each of you hereby consents to the creation and authorization of the Series D Preferred in accordance with the terms of the Series D Certificate, and further consents to the issuance of shares of the Series D Preferred to the

Investors,  which shares shall rank senior to the Series B Preferred shares with
respect  to  dividend  rights  and  rights  on   liquidation,   winding  up  and
dissolution.

     You are also parties to an Investors' Rights Agreement dated March 15, 2002, pursuant to which the Company agreed to file a registration statement to register the Common Stock into which your Series B Preferred is convertible within 60 days after the issuance of the Series B Preferred. The Company has not filed such a registration statement. By your signature below, each of you hereby waives such right to registration, unless and until the holders of a majority of the then outstanding shares of Series B Preferred request such registration.

                                     Very truly yours,

                                     THE SPORTS CLUB COMPANY, INC.
                                     a Delaware corporation


                                     By:      /s/ Timothy O'Brien
                                              ---------------------------------
                                              Timothy O'Brien
                                     Its:     Chief Financial Officer


                  [Remainder of Page Intentionally Left Blank]

The undersigned holders of the Company's Series B Convertible Preferred Stock hereby consent to the terms of this letter.

                                                Number of Shares of Series B
Name and Signature of Holder                  Convertible Preferred Stock Owned

Kayne Anderson Capital Advisors, Ltd.                        8,875

By:   Kayne Anderson Investment Management, Inc.


By:   /s/ Robert Sinott
      ----------------------------------------
Its:
      ----------------------------------------

/s/ Ric Kayne                                                 1,000
-------------------------------------------------
Ric Kayne


/s/ Charles A. Norris                                          500
-------------------------------------------------
Charlie Norris


/s/ Howard Zelikow                                             100
-------------------------------------------------
Howard Zelikow


/s/ David Shladovsky                                           25
-------------------------------------------------
David Shladovsky

                                                                   EXHIBIT 99.7
                          The Sports Club Company, Inc.
                     11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025


                                 March 10, 2004


MDP Ventures II, LLC
Rex A. Licklider, Trustee of
  the Licklider Living Trust dated
  May 2, 1986, as Amended and Restated
  as of April 26, 1994
D. Michael Talla, Trustee of
  the Talla Family Irrevocable Trust dated
  September 28, 1989

               Re: Consent of Holders of Series C Convertible Preferred Stock of The Sports Club Company, Inc. to Issuance of Series D Convertible Preferred Stock

Gentlemen:

     Each of you is the holder of that number of shares of Series C Convertible Preferred Stock ("Series C Preferred") of The Sports Club Company, Inc., a Delaware corporation (the "Company") set forth next to your name at the end of this letter.

     As you may know, by approval of a Preferred Stock Purchase Agreement on March 4, 2004 (the "Purchase Agreement"), by and among the Company, Arbco Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P. and Kayne Anderson Select Investments A, L.P., MDP Ventures II, LLC and Rex A. Licklider, trustee of the Licklider Living Trust dated May 2, 1986, as Amended and Restated as of April 26, 1994, (collectively, the "Investors"), the Company has agreed to issue to the Investors an aggregate of $6,500,000 of a newly created Series of preferred stock to be designated "Series D Convertible Preferred Stock" (the "Series D Preferred"), which will be created upon the filing with the Delaware Secretary of State of the Company's Certificate of Designation of Series D Convertible Preferred Stock (the "Series D Certificate"), a copy of which is attached hereto as Exhibit "A."

     The Series D Certificate provides that the Series D Preferred shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior to the Series C Preferred. Pursuant to Section 7 of the Series C Certificate, the written consent of a majority of the holders of the then outstanding shares of Series C Preferred is required prior to the Company authorizing, creating or issuing a senior class of Preferred Stock.

     By your signature below, each of you hereby consents to the creation and authorization of the Series D Preferred in accordance with the terms of the Series D

Certificate,  and  further  consents  to the  issuance of shares of the Series D
Preferred  to the  Investors,  which  shares  shall rank  senior to the Series C
Preferred shares with respect to dividend rights and rights on liquidation, winding up and dissolution.

     You are also parties to an Investors' Rights Agreement dated September 6, 2002, pursuant to which the Company agreed to file a registration statement to register the Common Stock into which your Series C Preferred is convertible within 60 days after the issuance of the Series C Preferred. The Company has not filed such a registration statement. By your signature below, each of you hereby waives such right to registration, unless and until the holders of a majority of the then outstanding shares of Series C Preferred request such registration.

Very truly yours,

THE SPORTS CLUB COMPANY, INC.
a Delaware corporation


By:      /s/ Timothy O'Brien
         --------------------------------------------
         Timothy O'Brien
Its:     Chief Financial Officer

                  [Remainder of Page Intentionally Left Blank]

The undersigned holders of the Company's Series C Convertible Preferred Stock hereby consent to the terms of this letter.

                                              Number of Shares of Series C
Name and Signature of Holder                  Convertible Preferred Stock Owned
----------------------------                  ---------------------------------
MDP VENTURES II, LLC                                         2,000

By:  Millennium Development Partners II, LLC,
          as Managing Member


         By:    /s/ Philip H. Lovett
         Name:  Philip H. Lovett


         /s/ Rex A. Licklider                                2,000
-------------------------------------------------
REX A. LICKLIDER, Trustee of the Licklider
Living Trust dated May 2, 1986, as Amended
and Restated as of April 26, 1994



         /s/ Mike Talla                                      1,000
-------------------------------------------------
D. MICHAEL TALLA, Trustee of the Talla
Family Irrevocable Trust dated September 28,
1989

                                                                   EXHIBIT 99.8
                          THIRD SUPPLEMENTAL INDENTURE

     This Third Supplemental Indenture (the "Supplemental Indenture") is made and entered into as of this 9th day of March, 2004, by and among The Sports Club Company, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors (as defined in the Indenture [defined below]), and U.S. Bank Trust National Association, a national banking association, now known as U.S. Bank National Association, as trustee (the "Trustee"), with reference to the following:

     A. The Company, the Subsidiary Guarantors and the Trustee are parties to an Indenture dated as of April 1, 1999 (the "Indenture"), pursuant to which the Company issued $100,000,000 principal amount of its 11 3/8% Senior Secured Notes due 2006 (the "Notes"). The Notes are held by a number of Holders; the three largest groups of Holders are (i) the following funds managed, advised or sub-advised by affiliates of the TCW Group, Inc.: TCW LINC III CBO Ltd.; Crescent/MACH I Partners, L.P.; AIMCO CDO, Series 2000-A; TCW GEMV, Limited; Plaza II Emerging Market CBO Limited; TCW Shared Opportunity Fund II, L.P.; TCW Shared Opportunity Fund II B LLC; and TCW Shared Opportunity Fund III, L.P. (collectively the "TCW Funds"), (ii) Massachusetts Mutual ("Mass Mutual") and
(iii) funds managed by MW Post Advisory Group, LLC ("Post Group"); the TCW Funds, Mass Mutual and Post Group collectively own approximately $69,000,000 of the aggregate principal amount of outstanding Notes.

     B. The Company's Board of Directors approved the creation of a special committee (the "Special Committee") to investigate various strategic alternatives, including the possibility of a "going private" transaction in which certain of the Company's principal shareholders and a private equity group, Palisade Concentrated Equity Partnership L.P. ("Palisade"), intended to participate (the "Prior Transaction"). In order to permit such principal shareholders and Palisade to discuss among themselves the structure, terms and conditions of the Prior Transaction, the Subsidiary Guarantors, the Company and the Trustee executed a Supplemental Indenture (the "First Supplement") to modify the Change of Control provisions of the Indenture (as defined therein) for a period of 180 days. The term of the First Supplement expired on September 24, 2003.

     C. The principal shareholders and Palisade abandoned the Prior Transaction and thereafter commenced negotiations on the terms and conditions under which Palisade, on the one hand, and Rex A. Licklider, Millennium Entertainment Partners, L.P., and its affiliates and Kayne Anderson Capital Advisors and its affiliates (the "Investor Stockholders"), on the other, would invest up to $37 million in the Company and receive in consideration thereof a new class of convertible preferred stock, to be designated "Series D Convertible Preferred Stock" (the "Series D Preferred"), following which the Company would remain subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Subsequent Transaction"). In order to permit the Investor Stockholders and Palisade to negotiate the terms and provisions of, and to execute, a Term Sheet and definitive purchase agreement regarding the Series D Preferred without arguably constituting a Change of Control under the

Indenture, the Company, Subsidiary Guarantors and Trustee executed a separate Supplemental Indenture (the "Second Supplement"); however, pursuant to the Second Supplement, the consummation of the Subsequent Transaction was specifically subject to soliciting from all Noteholders the appropriate consents to amend the Change of Control provision.

     D. Palisade has terminated its involvement in the Subsequent Transaction; however, the Investor Stockholders are intending to invest $6,500,000 in the Company and receive, in consideration thereof, shares of the Series D Preferred (the "Proposed Transaction").

     E. Because the Proposed Transaction involves three of the Company's principal shareholders and exceeds $5,000,0000 in value, such Transaction would be deemed an Affiliate Transaction under the Indenture, subject to the requirements of Section 4.11(a)(iii). The Special Committee has engaged an investment banking firm of national standing (the "Investment Bank") to render, and consummation of the Proposed Transaction is subject to the Investment Bank's rendering, a fairness opinion to the Special Committee that the price being paid for the Series D Preferred by the Investor Stockholders is fair to the Company from a financial point of view. The form and content of the fairness opinion is subject to the approval of the Special Committee.

     F. The Company is seeking a waiver of the Change of Control provision of the Indenture as it applies to the Proposed Transaction, as well as a waiver of the requirements of Section 4.11(a)(iii) with respect to the form and substance of the fairness opinion to be delivered by the Investment Bank. As a result, the Change of Control provisions of the Indenture will continue to apply to any other or subsequent transaction in which the Company may engage following the closing of the Proposed Transaction.

     G. Pursuant to Section 9.2 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors have the right to execute and deliver this Supplemental Indenture to effect the waivers described in Recital F above, if such waiver is approved or consented to by Holders of at least a majority of the principal amount of the Notes outstanding, and the TCW Funds, Mass Mutual and Post Group are willing to consent to the terms of this Supplemental Indenture.


                                A G R E E M E N T

     In consideration of the recitals, and the mutual covenants and agreements hereinafter set forth, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

     1. Recitals; Definitions. The terms and conditions set forth in the Recitals shall be deemed a part of this Supplemental Indenture as if set forth in a numbered paragraph hereof. Unless otherwise defined herein, capitalized words or terms appearing in this Supplemental Indenture shall have the meanings given to them in the Indenture.

     2. Term. The term of this Supplemental Indenture shall commence on the date hereof and shall terminate and expire as of 5:00 p.m., P.S.T., on June 30, 2004 (the "Term"). Upon the expiration of the Term, except for its application to events which occurred during the Term, this Supplemental Indenture shall be of no further force or effect, and the terms and provisions of the Indenture shall continue to apply as if this Supplemental Indenture were never effective.

     3. Modification of Change of Control Provision.

     (a) Subject to the terms of subsection (c) hereof, the following events which may occur during the Term shall not be deemed to be a Change of Control under the Indenture (and the terms of the Indenture that prescribe the respective rights and obligations of the Company and the Noteholders upon the occurrence of a Change of Control are hereby waived): (i) any discussions, understandings or agreements by and among one or more of the Investor Stockholders relating to or in contemplation of the Proposed Transaction, whether such Investor Stockholders file, or are required to file, with the Commission a Schedule 13D or 14D in connection therewith, (ii) the preparation and submission to the Company of a term sheet, letter of intent or other written proposal setting forth the terms and conditions under which one or more of the Investor Stockholders (or any Affiliates thereof) are prepared to consummate the Proposed Transaction, (iii) the negotiation, execution and delivery of a definitive stock purchase agreement and related agreements and instruments (the "Definitive Documents") by one or more of the Investor Stockholders or their Affiliates and the Company relating to the Proposed Transaction, and (iv) the consummation of the Proposed Transaction and the issuance and sale by the Company to such Investor Stockholders of the Series D Preferred.

     (b) Subject to the terms of subsection (c) hereof, to the extent the Proposed Transaction constitutes an Affiliate Transaction, the requirement that the Company deliver to the Trustee an opinion as to the fairness to the Company from a financial point of view issued by an investment banking firm of national standing pursuant to Section 4.11(a)(iii) is hereby waived.

     (c) The waivers and consents set forth in subsections (a) and (b) above are expressly conditioned upon, and subject to, (i) the approval by the Special Committee of the terms and conditions of the Proposed Transaction (including, without limitation, the terms and conditions of the Definitive Documents), and
(ii) the delivery by the Investment Bank to the Special Committee of a fairness opinion, to the effect that the price being paid by the Investor Stockholders for the Series D Preferred is fair to the Company from a financial point of view, the form and substance of which fairness opinion shall be approved by the Special Committee.

     (d) Anything in subsections (a) and (b) to the contrary notwithstanding, the Change of Control provisions of the Indenture shall not be deemed to be amended or modified and shall continue to be effective as set forth in the Indenture with respect to any other transaction, or series of transactions, involving the Company or any Restricted Subsidiary which would otherwise constitute a Change of Control.

     4. No Other Changes. Except as expressly set forth in this Supplemental Indenture, the terms of the Indenture (as previously amended and supplemented) shall continue in full force and effect in accordance with its terms.

     5. Miscellaneous. This Supplemental Indenture (together with the Indenture, as previously amended and supplemented) represents the entire agreement and understanding between the parties hereto with respect to this Supplemental
Indenture and supersedes all prior and contemporaneous written and oral negotiations, discussions and agreements; shall be binding on, and inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives; and may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Indenture on the date first written above.


                                                 Company:

                                                 THE SPORTS CLUB COMPANY, INC.


                                                 By:   /s/ Timothy O'Brien
                                                    --------------------------
                                                 Name: Timothy O'Brien
                                                 Title: Chief Financial Officer


                                                 Trustee:

                                                 U.S. BANK NATIONAL ASSOCIATION


                                                 By:  /s/ Richard H. Prokosch
                                                   ----------------------------
                                                 Name: Richard H. Prokosch
                                                 Title:  Vice President

                                                 Subsidiary Guarantors:

                      (See Signature Pages Attached hereto)

Subsidiary Guarantors:
---------------------

SCC DEVELOPMENT COMPANY                    LA/IRVINE SPORTS CLUBS, LTD.


                                      By:  Sports Club, Inc. of California, its
                                                General partner
By:     /s/ Timothy O'Brien
        ----------------------------
Name:   Timothy O'Brien
Title:  Chief Financial Officer       By:  /s/ Timothy O'Brien
                                           ------------------------------------
                                           Name: Timothy O'Brien
                                           Title:    Chief Financial Officer
SCC NEVADA, INC.

                                           PONTIUS REALTY, INC.
By:    /s/ Timothy O'Brien
       -----------------------------
Name:  Timothy O'Brien
Title: Chief Financial Officer       By:  /s/ Timothy O'Brien
                                          -------------------------------------
                                           Name: Timothy O'Brien
                                           Title:    Chief Financial Officer
HFA SERVICES, INC.


By:     /s/ Timothy O'Brien                SCC SPORTS CLUB, INC.
        ----------------------------
Name:   Timothy O'Brien
Title:  Chief Financial Officer
                                           By:   /s/ Timothy O'Brien
                                                 ------------------------------
                                           Name: Timothy O'Brien
IRVINE SPORTS CLUB, INC.                   Title:    Chief Financial Officer


By:     /s/ Timothy O'Brien
        ----------------------------
Name:   Timothy O'Brien
Title:  Chief Financial Officer

SEPULVEDA REALTY AND                         TVE, INC.
DEVELOPMENT COMPANY, INC.


By:           /s/ Timothy O'Brien            By:       /s/ Timothy O'Brien
              ----------------------------             ------------------------
Name:         Timothy O'Brien                Name:     Timothy O'Brien
Title:        Chief Financial Officer        Title:    Chief Financial Officer


SF SPORTS CLUB, INC.                         SCC CALIFORNIA, INC.


By:           /s/ Timothy O'Brien            By:       /s/ Timothy O'Brien
              ----------------------------             ------------------------
Name:         Timothy O'Brien                Name:     Timothy O'Brien
Title:        Chief Financial Officer        Title:    Chief Financial Officer


SCC REALTY COMPANY                           THE SPORTS CONNECTION HOLDING
                                             COMPANY

By:           /s/ Timothy O'Brien            By:       /s/ Timothy O'Brien
              ----------------------------             ------------------------
Name:         Timothy O'Brien                Name:     Timothy O'Brien
Title:        Chief Financial Officer        Title:    Chief Financial Officer


SPORTS CLUB, INC. OF CALIFORNIA              THE SPORTSMED COMPANY, INC.


By:           /s/ Timothy O'Brien            By:       /s/ Timothy O'Brien
              ----------------------------             ------------------------
Name:         Timothy O'Brien                Name:     Timothy O'Brien
Title:        Chief Financial Officer        Title:    Chief Financial Officer


TALLA NEW YORK, INC.                         WASHINGTON D.C. SPORTS CLUB, INC.


By:           /s/ Timothy O'Brien            By:       /s/ Timothy O'Brien
              ----------------------------             ------------------------
Name:         Timothy O'Brien                Name:     Timothy O'Brien
Title:        Chief Financial Officer        Title:    Chief Financial Officer


                                             NY SPORTS CLUB, INC.


                                             By:       /s/ Timothy O'Brien
                                                       ------------------------
                                             Name:     Timothy O'Brien
                                             Title:    Chief Financial Officer

                                                                   EXHIBIT 99.9

                    THIRTEENTH AMENDMENT TO RIGHTS AGREEMENT
                           DATED AS OF OCTOBER 6, 1998

     This Thirteenth Amendment (the "Thirteenth Amendment") to Rights Agreement is made and entered into as of March 10, 2004, and amends that certain agreement entered into by and between The Sports Club Company, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Company, a New York corporation (the "Rights Agent"), dated as of October 6, 1998, as amended by the
(a) First Amendment to Rights Agreement dated as of February 18, 1999, (b) Second Amendment to Rights Agreement dated as of July 2, 1999, (c) Third Amendment to Rights Agreement dated as of April 27, 2000, (d) Fourth Amendment to Rights Agreement dated as of June 27, 2001, (e) Fifth Amendment to Rights Agreement dated as of September 6, 2002, (f) Sixth Amendment to Rights Agreement dated as of March 5, 2003, (g) Seventh Amendment to the Rights Agreement dated as of April 14, 2003, (h) Eighth Amendment to the Rights Agreement dated as of May 30, 2003, (i) Ninth Amendment to the Rights Agreement dated as of July 30, 2003, (j) Tenth Amendment to the Rights Agreement dated as of September 29, 2003, (k) Eleventh Amendment to the Rights Agreement dated as of November 25, 2003, and (l) Twelfth Amendment to the Rights Agreement dated as of March 3, 2004 (as so amended, the "Rights Agreement"). Capitalized terms used but not defined herein shall have the meanings given to them in the Rights Agreement.

                                 R E C I T A L S

     WHEREAS, on September 29, 1998, the Board of Directors of the Company (the "Board") authorized and declared a dividend of one preferred share purchase right for each Common Share of the Company outstanding on October 6, 1998, each Right representing the right to purchase one five-hundredth of a Preferred Share upon the terms and subject to the conditions set forth in the Rights Agreement, and further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Expiration Date;

     WHEREAS, the Company and the Rights Agent entered into the Rights Agreement as of October 6, 1998, and thereafter amended said Agreement on the dates set forth in the first paragraph of this Thirteenth Amendment;

     WHEREAS, on December 10, 2002, the Board approved the creation of a special committee thereof (the "Special Committee") to investigate various strategic alternatives for the Company, including the possibility of a "going private" transaction in which certain stockholders of the Company, including Millennium, Talla, Licklider and Kayne Anderson Capital Advisors, L.P. ("Kayne Anderson"), and their respective Affiliates (collectively, the "Principal Stockholders") would participate (the "Proposed Transaction");

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     WHEREAS,  Kayne Anderson,  Millennium and Licklider,  and their  respective
Affiliates  (collectively,   the  "Investor  Stockholders")  have  negotiated  a
potential private investment in public equity transaction in which the Investor Stockholders will purchase newly issued shares of Series D Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series D Preferred") pursuant to the Series D Preferred Stock Purchase Agreement dated as of March 10, 2004, by and among the Company and the Investor Stockholders (the "Stock Purchase Agreement");

     WHEREAS, in connection with the Stock Purchase Agreement, the Investor Stockholders will enter into the Investors' Rights Agreement dated as of March 10, 2004, by and among the Company and the Investor Stockholders (the "Investors' Rights Agreement");

     WHEREAS, the Special Committee has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth herein.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the recitals, and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby amend the Rights Agreement as follows:

     1. The definitions of "Beneficial Owner" and "Beneficially Owned" set forth in Section 1 of the Rights Agreement are hereby amended by adding the following as the last paragraph thereof:

     Notwithstanding anything to the contrary in this Agreement, no Person shall be deemed to Beneficially Own any securities acquired by such Person pursuant to the Stock Purchase Agreement, upon conversion of the Series D Preferred acquired by such Person thereunder or as a result of any anti-dilution adjustment made in connection with the Stock Purchase Agreement, and no Person shall be deemed to Beneficially Own any securities subject to the Investors' Rights Agreement if they would not have been deemed to Beneficially Own such securities except by virtue of the Investors' Rights Agreement; provided further, however, that in calculating the percentage of shares Beneficially Owned by any Person for the purposes of determining whether such Person is a 28% Stockholder, any securities acquired by such Person pursuant to the Stock Purchase Agreement, upon conversion of the Series D Preferred Stock acquired by such Person thereunder or as a result of any anti-dilution adjustment made in connection with the Stock Purchase Agreement shall not be considered outstanding.

     2. No Other Changes. Except as expressly set forth in this Amendment, the terms of the Rights Agreement shall continue in full force and effect in accordance with its terms.

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     3.  Miscellaneous.  This  Amendment  (together  with the Rights  Agreement)
represents the entire agreement and understanding between the parties hereto with respect to this Amendment and supersedes all prior and contemporaneous written and oral negotiations, discussions and agreements; shall be binding on, and inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives; and may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. Paragraph headings appearing in this Amendment are for the convenience of the parties and shall not be considered in interpreting or construing any term or provision hereof.


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     IN WITNESS WHEREOF,  the parties hereto have executed this Amendment on the date first written above.



                                       Company:

                                       THE SPORTS CLUB COMPANY, INC.
Attest:

                                       By:         /s/ Timothy O'Brien
                                                   ------------------------
              /s/ Lois Barberio        Name:       Timothy O'Brien
-------------------------------------
Name:         Lois Barberio            Title:      Chief Financial Officer
Title:        Corporate Secretary


                                       Trustee:

                                       AMERICAN STOCK TRANSFER & TRUST COMPANY


                                       By:         /s/ Herbert J. Lemmer
                                                   ----------------------------
              /s/ Isaac J. Kagan       Name:       Herbert J. Lemmer
-------------------------------------
Name:         Isaac J. Kagan           Title:      Vice President
Title:        Vice President





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